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                                                                   EXHIBIT 10.42

                                LEASE AGREEMENT

                                 BY AND BETWEEN

                 WISTERIA OFFICE PARK LIMITED LIABILITY COMPANY

                                      AND

                        DYNAMIC TELECOMMUNICATIONS, INC.

         THIS LEASE AGREEMENT (this "Lease") is made as of the 19 day of October, 1998, by and between WISTERIA OFFICE PARK LIMITED LIABILITY COMPANY ("Landlord") and DYNAMIC TELECOMMUNICATIONS, INC., A MARYLAND CORPORATION ("Tenant").

ARTICLE 1 - DEFINITIONS

                  (a) ADDITIONAL RENT: Any amounts that this lease requires tenant to pay in addition to monthly rent.

                  (b)      BROKER: DANAC Corporation

                  (c) BUILDING: The building known as Wisteria Office Park located at 12810 Wisteria Drive, Germantown, Maryland 20874.

                  (d)      COMMENCEMENT DATE: December 1, 1998

                  (e)      EXPIRATION DATE: November 30, 2003.

                  (f) LAND: The land on which the project is located and which is described on Exhibit B.

                  (g)      LANDLORD'S ADDRESS: c/o DANAC Corporation
                                               7200 Wisconsin Avenue. Suite 901
                                               Bethesda, Maryland 20814

                  (h) MONTHLY RENT: $7,208.12 per month, commencing on the Commencement Date. Monthly Rent shall be increased as follows: By three percent (3%) per annum.

                  (i) OPERATING EXPENSES BASE: Operating expenses for the calendar year 1999.

                  (j) PREMISES: The premises shown on Exhibit A to this lease, known as Suite #300.

                  (k) PROJECT: The development consisting of the land and all improvements on the land, including without limitation the building, parking lot, walkways, driveways, fences, and landscaping.

                  (l) RENT: The monthly rent and additional rent shall be as follows:

                  (m)      RENTABLE AREA OF THE BUILDING: (15,000)

                  (n) RENTABLE AREA OF THE PREMISES: approximately 4,750 square feet

                  (o)      SECURITY DEPOSIT: $7.208.12

                  (p)      TENANT'S ADDRESS: 12810 Wisteria Drive
                                             Suite 300
                                             Germantown, Maryland 20874

                  (q) TENANT'S SHARE: Determined by dividing the rentable area of the premises by the rentable area of the building, multiplying the quotient by 100.

                  (r) TERM: Sixty (60) months, beginning on the commencement date and expiring on the expiration date.

                  (s) WORKLETTER: Construction per plans to be attached as Exhibit "C".

ARTICLE 2 - AGREEMENT

         Landlord leases the premises to tenant, and tenant leases the premises from landlord, according to this Lease. The duration of this Lease will be the term. The term will commence on the commencement date and will expire on the expiration date.

ARTICLE 3 - DELIVERY OF PREMISES

         3.1 Delivery of Possession. Landlord will be deemed to have delivered possession of the premises to tenant on the commencement date, as it may be adjusted pursuant to the workletter. Landlord will construct or install in the premises the improvements to be constructed or installed by landlord according to the workletter. If no workletter is attached to this Lease, it will be deemed that landlord delivered to tenant possession of the premises as is in its present condition on the commencement date. Tenant acknowledges that neither landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the premises for the conduct of tenant's business or for any other purpose, nor has landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the premises except as expressly provided in this Lease and the workletter. If for any reason landlord cannot deliver possession of the premises to tenant on the commencement date, this Lease will not be void or voidable, and landlord will not be liable to tenant for any resultant loss or damage. Should initial tenant construction not be substantially completed and not have been delayed due to Tenant's delay by February 1, 1999. Tenant shall have the right to terminate this lease by providing written notice to Landlord. Tenant will execute the commencement date certificate attached to this Lease as Exhibit E within 15 days of landlord's request.

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         3.2 Early Entry. If tenant is permitted entry to the premises prior to the commencement date for the purpose of installing fixtures or any other purpose permitted by landlord, the early entry will be at tenant's sole risk and subject to all the terms and provisions of this Lease as though the commencement date has occurred, except for the payment of rent, which will commence on the commencement date. Tenant, its agents, or employees will not interfere with or delay landlord's completion of construction of the improvements. All rights of tenant under this Section 3.2 will be subject to the requirements of all applicable building codes, zoning requirements, and federal, state and local laws, rules and regulations, so as not to interfere with landlord's compliance with all laws. Tenant shall be responsible for obtaining a certificate of occupancy for the premises.

ARTICLE 4 - MONTHLY RENT

         Throughout the term of this Lease, tenant will pay monthly rent to landlord as rent for the premises. Monthly rent will be paid in advance on or before the first day of each calendar month of the term. If the term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then monthly rent will be prorated by landlord based on the actual number of calendar days in such month. If the term commences on a day other than the first day of a calendar month, then the prorated monthly rent for such month will be paid on or before the first day of the term. Monthly rent will be paid to landlord, without written notice or demand, and without deduction or offset, in lawful money of the United States of America at landlord's address, or to such other address as landlord may from time to time designate in writing.

ARTICLE 5 - OPERATING EXPENSES

         5.1      General.

         (a) In addition to monthly rent, beginning on the commencement date, tenant will pay tenant's share of the amount by which the operating expenses paid, payable, or incurred by landlord in each calendar year or partial calendar year during the term exceeds the operating expenses base. If operating expenses are calculated for a partial calendar year, the operating expenses base will be appropriately prorated.

         (b)      As used in this Lease, the term "operating expenses" means:

                  (1) All costs of management, operation and maintenance of the project, including without limitation real and personal property taxes and assessments (and any tax levied in whole or in part in lieu of or in addition to real property taxes): wages salaries, and compensation of employees: consulting, accounting, legal, janitorial, maintenance, guard, and other services: management fees and costs (charged by landlord, any affiliate of landlord, or any other entity managing the project and determined at a rate consistent with prevailing market rates for comparable services and projects): reasonable reserves for operating expenses: that part of office rent or rental value of space in the project used or furnished by landlord to enhance, manage, operate, and maintain the project: power, water, waste disposal, and other utilities: material and supplies: maintenance and repairs for the Project: insurance obtained with respect to the project; depreciation on personal property and equipment, except as set forth in (c) below or which is or should be capitalized on the books of landlord: and any other costs, charges and expenses that under generally accepted accounting principles would be regarded as management, maintenance, and operating expenses: and

                  (2) The cost (amortized over such period as landlord will reasonably determine) together with interest at the rate of 9.5% per annum on the amortized balance of any capital improvements that are made to the project by landlord (i) for the purpose of reducing operating expenses, or (ii) after the Lease date and by requirement of any governmental law or regulation that was not applicable to the project at the time it was constructed and not as a result of special requirements for any tenant's use of the building.

         (c)      The operating expenses will not include:

                  (1) depreciation on the project (other than depreciation on personal property, equipment, window coverings on exterior windows provided by landlord and carpeting in public corridors and common areas);

                  (2) costs of alterations of space or other improvements made for tenants of the project;

                  (3)      finder's fees and real estate broker's commissions;

                  (4)      mortgage principal, or interest;

                  (5)      capital items other than those referred to in clause
(b) (2) above;

                  (6) costs of replacements to personal property and equipment for which depreciation costs are included as an operating expense;

                  (7) costs of excess or additional services provided to any tenant in the building that are directly billed to such tenants;

                  (8) the cost of repairs due to casualty or condemnation that are reimbursed by third parties;

                  (9)      any cost due to landlord's breach of this Lease;

                  (10) any income, estate, inheritance, gift, or other transfer tax and any excess profit, franchise, or similar taxes on landlord's business;

                  (11)     all costs of soliciting and executing leases; and

                  (12) any legal fees incurred by landlord in enforcing its rights under leases.

         (d) The operating expenses that vary with occupancy and that are attributable to any part of the term in which less than 95% of the rentable area of the building is occupied by tenants will be adjusted by landlord to the amount that landlord reasonably believes they would have been if 95% of the rentable area of the building had been so occupied.

         (e) Tenant acknowledges that landlord has not made any representation or given tenant any assurances that the operating expenses bases will equal or approximate the actual operating expenses per square foot of rentable area of the premises for any calendar year during the term.

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         5.2      Estimated Payments. During each calender year or partial
calendar year in the term, in addition to monthly rent, tenant will pay to landlord on the first day of each month an amount equal to 1/12 of the product of tenant's share multiplied by the "estimated operating expenses" (defined below) for such calendar year. "Estimated operating expenses" for any calendar year means landlord's reasonable estimate of operating expenses for such calendar year, less the operating expenses base. During any partial calendar year during the term, estimated operating expenses will be estimated on a full-year basis. During each December during the term, or as soon after each December as practicable, landlord will give tenant written notice of estimated operating expenses for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year (or each month of the term, if a partial calendar year), tenant will pay to landlord 1/12 of the product of the tenant's share multiplied by the estimated operating expenses for such calendar year, however, if such written notice is not given in December, tenant will continue to make monthly payments on the basis of the prior year's estimated operating expenses until the month after such written notice is given, at which time tenant will commence making monthly payments based upon the revised estimated operating expenses, together with any arrange really to the earlier months. If at any time or times it reasonably appears to landlord that the actual operating expenses for any calendar year will vary from the estimated operating expenses for such calendar year, landlord may, by written notice to tenant, revise the estimated operating expenses for such calendar year, and subsequent payments by tenant in such calendar year will be based upon such revised estimated operating expenses.

         5.3 Annual Settlement. After the end of each calendar year, landlord will deliver to tenant a statement of amounts payable under Section 5.1 for such calendar year. If such statement shows an amount owing by tenant that is less than the estimated payments previously made by tenant for such calendar year, the excess will be credited against the next payments of rent: however, if the term has ended and tenant was not in default, landlord will refund the excess to tenant. If such statement shows an amount owing by tenant that is more than the estimated payments previously made by tenant for such calendar year, if said amount is equal to or less than one (1) months rent, tenant will pay the deficiency to landlord within 30 days after the delivery of such statement if said amount is greater than one (1) months rent. Tenant shall have an additional thirty (30) days to pay the balance. These obligations shall survive termination of the lease.

         5.4      Additional Rent. Amounts payable by tenant according to this
Article 5 will be payable as rent, without deduction or offset. If tenant fails to pay any amounts due according to this Article 5. landlord will have all the rights and remedies available to it on account of tenant's failure to pay rent.

         6.1 Landlord's Insurance. At all times during the term, landlord will carry and maintain:

         (a) Fire and extended coverage insurance covering the project, its equipment, common area furnishings, and Leasehold improvements in the premises to the extent of the tenant finish allowance (as that term is defined in the workletter):

         (b)      Bodily injury and properly damage insurance: and

         (c) Such other insurance as landlord reasonably determines from time to time.

The insurance coverages and amounts in this Section 6.1 will be reasonably determined by landlord, based on coverages carried by prudent owners of comparable buildings in the vicinity of the project.

         6.2 Tenant's Insurance. At all times during the term, tenant will carry and maintain, at tenant's expense, the following insurance, in the amounts specified below or such other amounts as landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to landlord (in all events, such carrier shall be licensed to do business in the State of Maryland and shall have a Best Guide Rating of at least A+):

         (a) Commercial general liability insurance against any and all claims for bodily injury and property damage occurring in. or about the Premises arising out of Tenant's use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1.000.000) per occurrence with Two Million Dollars ($2.000.000) aggregate limit. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this lease.

         (b) Insurance covering all of tenant's furniture, fixtures, equipment, and any other personal property owned and used in tenant's business and found in, on, or about the project, and any Leasehold improvements to the premises in excess of the allowance, if any, provided pursuant to the workletter in an amount not less than the full replacement cost. Properly forms will provide coverage on a broad form basis insuring against "all risks of direct physical loss." All policy proceeds will be used for the repair or replacement of the property damaged or destroyed.

         (c) Worker's compensation insurance insuring against and satisfying tenant's obligations and liabilities under the worker's compensation laws of the stale in which the premises arc located, including employer's liability insurance in the limits required by the laws of the state in which the project is located.

         6.3 Forms of Policies. Certificates of insurance, together with copies of the endorsements, when applicable, naming landlord and any others specified by landlord as additional insureds, will be delivered to landlord prior to tenant's entering the premises and from time to time at least 10 days prior to the expiration of the term of each such policy. All such policies maintained by tenant will provide that they may not be terminated nor may coverage be reduced except after 30 days' prior written notice to landlord. All commercial general liability and property policies maintained by tenant will be written as primary policies, not contributing with and not supplemental to the coverage that landlord may carry.

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         6.4      Waiver of Subrogation. Landlord and tenant each waive any and all rights to recover against the other or against any other tenant or occupant of the project, or against the officers, directors, shareholders, partners, members, joint ventures, employees, agents, customers, invitees, or business visitors of such other party or of such other tenant or occupant of the project, for any loss or damage to such waiving party arising from any cause covered by any insurance required to be carried by such party pursuant to this Article 6 or any other insurance actually carried by such party to the extent of the limits of such policy. Landlord and tenant from time to time will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all properly insurance policies carried in connection with the project or the premises or the contents of the project or the premises.

ARTICLE 7 - USE

         The premises will be used only for general business office purposes and for no other purpose. Tenant will use the premises in a careful, safe, and proper manner. Tenant will not use or permit the premises to be used or occupied for any purpose or in any manner prohibited by law. Tenant will not commit waste or suffer or permit waste to be committed in, on, or about the premises. Tenant will conduct its business and control its employees, agents, and invitees in such a manner as not to create any nuisance or interfere with, annoy, or disturb any other tenant or occupant of the project or landlord in its operation of the project. Tenant will pay promptly when due all personal property taxes on tenant's personal property in the premises and any other taxes payable by tenant that if not paid might give rise to a lien on the premises or tenant's interest in the premises.

ARTICLE 8 - REQUIREMENTS OF LAW; FIRE INSURANCE

         8.1 General. At its sole cost and expense, tenant will promptly comply with all applicable laws, statutes, ordinances, and governmental rules, regulations, or requirements with the requirements of any board of fire underwriters or other similar body, with any direction or occupancy certificate issued pursuant to any law by any public officer or officer.

         8.2      Hazardous Materials.

         (a) For purposes of this Lease, "hazardous materials" means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including without limitation substances defined as "hazardous substances" in the Comprehensive Environmental Response. Compensation and Liability Act of 1980. as amended. 42 U.S.C. Section 9601-9657: the Hazardous Materials Transportation Act of 1975. 49 U.S.C. Section 1801-1812: the Resource Conservation and Recovery Act of 1976, 72 U.S.C. Section 6901-6987: or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, "hazardous materials laws").

         (b) Tenant will not cause or permit the storage, use, generation, or disposition of any hazardous materials in, on, or about the premises or the project by tenant, its agents, employees, or contractors, except for ordinary business supplies used in the conduct of Tenant's business, which supplies shall be in amounts necessary for the conduct of such business and shall be stored and disposed of in accordance with all laws. Tenant will not permit the premises to be used or operated in a manner that may cause the premises or the project to be contaminated by any hazardous materials in violation of any hazardous materials laws. Tenant will immediately advise landlord in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, affecting the premises: and (2) all claims made or threatened by any third party against tenant, landlord, or the premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any hazardous materials on or about the premises.

         (c) Tenant will be solely responsible for and will defend, indemnify and hold landlord, its agents, and employees harmless from and against all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with tenant's breach of its obligations in this Article
8. Tenant will be solely responsible for and will defend, indemnify, and hold landlord, its agents, and employees harmless from any against any and all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup, and restoration work and materials necessary to return the premises and any other property of whatever nature located on the project to their condition existing prior to the appearance of tenant's hazardous materials on the premises. Tenant's obligations under this Article 8 will survive the expiration or other termination of this Lease.

         8.3 Certain Insurance Risks. Tenant will not do or permit to be done any act or thing upon the premises or the project which would (a) jeopardize or be in conflict with fire insurance policies covering the project and fixtures and property in the project: (b) increase the rate of the fire insurance applicable to the project to an amount higher than it otherwise would be for general office use of the project: or (c) subject landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the premises.

ARTICLE 9 - ASSIGNMENT AND SUBLETTING

         9.1 General. Tenant may not assign, mortgage, or encumber this Lease, nor sublease, nor permit the premises or any part of the premises to be used or occupied by others, without the prior written consent of landlord in each instance, which consent will not be unreasonably withheld or delayed. Any assignment or sublease in violation of this Article 9 will be void. If this Lease is assigned, or if the premises or any part of the premises are subleased or occupied by anyone other than tenant, landlord may, after default by tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to rent. No assignment, sublease, occupancy, or collection will be deemed (a) a waiver of the provisions of this Section 9.1: (b) the acceptance of the assignee, subtenant, or occupant as tenant: or (c) a release of tenant from the further performance by tenant of covenants on

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the part of tenant contained in this Lease. The consent by landlord to an assignment or sublease will not be construed to relieve tenant from obtaining landlord's prior written consent in writing to any further assignment or sublease. No permitted subtenant may assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without landlord's prior written consent in each instance.

         9.2 Submission of Information. If tenant requests landlord's consent to a specific assignment or subletting, tenant will submit in writing to landlord (a) the name and address of the proposed assignee or subtenant; (b) the business terms of the proposed assignment or sublease: (c) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space: (d) banking, financial, or other credit information reasonably sufficient to enable landlord to determine the financial responsibility and character of the proposed assignee or subtenant: and (e) the proposed form of assignment or sublease for landlord's reasonable approval.

         9.3 Prohibited Transfers. The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this Lease, or a majority of the total interest in any partnership, limited liability company or other entity, tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, will be deemed an assignment of this Lease or of such sublease requiring landlord's consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 10 - RULES AND REGULATIONS

         Tenant and its employees, agents, licensees, and visitors will at all times observe faithfully, and comply strictly with, the rules and regulations set forth in Exhibit D. Landlord may from time to time reasonably amend, delete, or modify existing rules and regulations, or adopt reasonable new rules and regulations for the use, safety, cleanliness, and care of the premises, the building, and the project, and the comfort, quiet, and convenience of occupants of the project. Modifications or additions to the rules and regulations will be effective upon 30 days' prior written notice to tenant from landlord. In the event of any breach of any rules or regulations or any amendments or additions to such rules and regulations, landlord will have all remedies that this Lease provides for default by tenant, and will in addition have remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. Landlord will not be liable to tenant for violation of such rules and regulations by any other tenant, its employees, agents, visitors, or licensees or any other person. In the event of any conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease will govern.

ARTICLE 11 - COMMON AREAS

         As used in this Lease, the term "common areas" means, without limitation, the hallways, entryways, stairs, elevators, driveways, walkways, loading areas, rest rooms, trash facilities, and all other areas and facilities in the project that are provided and designated from time to time by landlord for the general nonexclusive use and convenience of tenant with landlord and other tenants of the project and their respective employees, invitees, licensees, or other visitors. Landlord grants tenant, its employees, invitees, licensees, or other visitors a nonexclusive license for the term to use the common area in common with others entitled to use the common areas, subject to the terms and conditions of this Lease. Without advance written notice to tenant, except with respect to matters covered by subsection (a) below, and without any liability to tenant in any respect, provided landlord will take no action permitted under this Article 11 in such a manner as to materially impair or adversely affect tenant's substantial benefit and enjoyment of the premises, landlord will have the right to:

         (a) Close off any of the common areas to whatever extent required in the opinion of landlord and its counsel to prevent a dedication of any of the common areas or the accrual of any rights by any person or the public to the common areas:

         (b) Temporarily close any of the common areas for maintenance, alteration, or improvement purposes; and

         (c) Change the size, shape, or nature of any such common areas, including erecting additional buildings on the common areas, expanding the existing building or other buildings to cover a portion of the common areas, converting common areas to a portion of the building or other buildings, or converting any portion of the building (excluding the premises) or other buildings to common areas. Upon erection of any additional buildings or change in common areas, the portion of the project upon which buildings or structures have been erected will no longer be deemed to be a part of the common areas. In the event of any such changes in the size or use of the building or common areas of the building or project, landlord will make an appropriate adjustment in the rentable area of the building or the building's pro rata share of exterior common areas of the project, as appropriate, and a corresponding adjustment to tenant's share of the operating expenses payable pursuant to Article 5 of this Lease.

ARTICLE 12 - LANDLORD'S SERVICES

         12.1 Landlord's Repair and Maintenance. Landlord will maintain, repair and restore the common areas of the project, including lobbies, stairs, elevators, corridors, and rest rooms, the windows of the building, the mechanical, plumbing and electrical equipment serving the building, and the structure of the building in reasonably good order and condition.

         12.2     Landlord's Other Services.

         (a) Landlord will furnish the premises with those services customarily provided in comparable office buildings in the vicinity of the project, including without limitation (1) electricity for lighting and the operation of low-wattage office machines (such as desktop micro-computers, desktop calculators, and typewriters) during business hours (as that term is defined below), although landlord will not be obligated to furnish more power to the

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premises than is proportionally allocated to the premises under the building design: (2) access and elevator service: (3) lighting replacement during business hours (for building standard lights, but not for any special tenant lights, which will be replaced at tenant's sole cost and expense): (4) rest room supplies: (5) window washing with reasonable frequency, as determined by landlord: and (6) daily cleaning service on weekdays. Landlord may. provide, but will not be obligated to provide, any such services (except access and elevator service) on holidays or weekends.

         (b) Tenant will have the right to purchase for use during business hours and non-business hours the services described in clauses (a) (1) and (2) in excess of the amounts landlord has agreed to furnish so long as (1) tenant gives landlord reasonable prior written notice of its desire to do so; (2) the excess services are reasonably available to landlord and to the premises: and
(3) tenant pays as additional rent (at the time the next payment of monthly rent is due) the cost of such excess service from time to time charged by landlord: subject to the procedures established by landlord from time to time for providing such addition or excessive services.

         (c) The term "business hours" means 7:30 a.m. to 6:00 p.m. on Monday through Friday, except holidays (as that term is defined below), and 8:00 a.m. to 12:00 noon on Saturdays, except holidays. The term "holidays" means New Year's Day. Martin Luther King Day, Memorial Day, Independent Day, Labor Day, Veteran's Day, Thanksgiving Day, and Christmas Day.

         12.3 Limitation on Liability. Landlord will not be in default under this Lease or be liable to tenant or any other person for direct or consequential damage, or otherwise, for any failure to supply and heat, air conditioning, elevator, cleaning, lighting, security: for surges or interruptions of electricity; or for other services landlord has agreed to supply during any period when landlord uses reasonable diligence to supply such services. Landlord will use reasonable efforts to diligently remedy any interruption in the furnishing of such services. Landlord reserves the right temporarily to discontinue such services at such times as may be necessary by reason of accident; repairs, alterations or improvements: strikes: lockouts: riots: acts of God: governmental preemption in connection with a national or local emergency; any rule, order, or regulation of any governmental agency: conditions of supply and demand that make any product unavailable; landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of tenant; or any other happening beyond the control of landlord. Landlord will not be liable to tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the building or project of any person. In the event of invasion, mob, riot, public excitement, strikes, lockouts, or other circumstances rendering such action advisable in landlord's sole opinion, landlord will have the right to prevent access to the building or project during the continuance of the same by such means as landlord, in its sole discretion, may deem appropriate, including without limitation locking doors and closing parking areas and other common areas. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 12, nor will such discontinuance in any way be construed as an eviction of tenant or cause an abatement of rent or operate to release tenant from any of tenant's obligations under this Lease.

ARTICLE 13 -TENANT'S CARE OF THE PREMISES

         Tenant will maintain the premises (including tenant's equipment, personal property, and trade fixtures located in the premises), including heat and air conditioning unit, in their condition at the time they were delivered to tenant, reasonable wear and tear excluded. Tenant will immediate advise landlord of any damage to the premises or the project. Tenant to obtain and maintain throughout the lease term a maintenance contract on the HVAC unit, from a provider acceptable to Landlord, and such consent shall provide for quarterly routine maintenance service. All damage or injury to the premises, the project, or the fixtures, appurtenances, and equipment in the premises or the project that is caused by tenant, its agents, employees, or invitees may be repaired, restored, or replaced by landlord, at the expense of tenant. Such expense (plus 15% of such expense for landlord's overhead) will be collectible as additional rent and will be paid by tenant within 10 days after delivery of a statement for such expense.

ARTICLE 14 - ALTERATION

         14.1     General.

         (a) During the term, tenant will not make or allow to be made any alterations, additions, or improvements to or of the premises or any part of the premises, or attach any fixtures or equipment to the premises, without first obtaining landlord's written consent. All such alterations, additions, and improvements consented to by landlord, and capital improvements that are required to be made to the project as a result of the nature of tenant's use of the premises:

                  (1) Will be performed by contractors approved by landlord and subject to conditions specified by landlord (which may include repairing the posting of a mechanic's or materialmen's lien bond); and

                  (2) At landlord's option, will be made by landlord for tenant's account, and tenant will reimburse landlord for their cost (including 15% for landlord's overhead) within 30 days after receipt of a statement of such cost.

         (b) Subject to tenant's rights in Article 16, all alterations, additions, fixtures, and improvements, whether temporary or permanent in character, made in or upon the premises either by tenant or landlord, will immediately become landlord's property and at the end of the term will remain on the premises without compensation to tenant, unless when consenting to such alterations, additions, fixtures, or improvements, landlord has advised tenant in writing that such alterations, additions, fixtures, or improvements must be removed at the expiration or other termination of this Lease.

         14.2 Free-Standing Partitions. Tenant will have the right to install free-standing work station partitions. without landlord's prior written consent, so long as no building or other governmental permit is required for their installation or relocation: however, if a permit is required, landlord will not unreasonably withhold its consent to such relocation or installation. The free-standing work station partitions for which tenant pays will be part of tenant's trade fixtures for all purposes under this Lease. All other partitions installed in the premises are and will be landlord's property for all purposes under this Lease.

         14.3 Removal. If landlord has required tenant to remove any or all alterations, additions, fixtures, and improvements that are made in or upon the premises pursuant to this Article 14 prior to the expiration date, tenant will remove such alterations, additions, fixtures, and improvements at tenant sole cost and will restore the premises to the condition in which they were before such alterations, additions, fixtures, improvements, and additions were made, reasonable wear and tear excepted.

ARTICLE 15 - MECHANICS' LIENS

         Tenant will pay or cause to be paid all costs and charges for work (a) done by tenant or caused to be done by tenant, in or to the premises, and (b) for all materials furnished for or in connection with such work. Tenant will indemnify and hold landlord, the premises, and the project free, clear, and harmless for all mechanics' liens and claims of liens, and all other liabilities, liens, claims, and demands on account of such work by or on behalf of tenant, other than work performed by landlord pursuant to the workletter. If any such lien is filed against the premises or any part of the project, tenant will cause such lien to be discharged of record within 10 days after the filing of such lien, except that if tenant desires to contest such lien, it will furnish landlord, within such 10-day period, security reasonably satisfactory to landlord of at least 150% of the amount of the claim, plus estimated costs and interest, or comply with such statutory procedures as may be available to release the lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, tenant will pay and satisfy the same at one. If tenant fails to pay any charge for which a lien has been filed, and has not given landlord security as described above, or has not complied with such statutory procedures as may be available to release the lien, landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such lien, will be immediately due from tenant to landlord as additional rent. Nothing contained in this Lease will be deemed the consent or agreement of landlord to subject landlord's interest in the project to liability under any mechanics' or other lien law. If tenant receives written notice that a lien has been or is about to be filed against the premises or the project, or that any action affecting title to the project has been commenced on account of work done by or for or material furnished to or for tenant, it will immediately give landlord written notices on the premises in order to protect the premises against any such liens.

ARTICLE 16 - END OF TERM

         At the end of this Lease, tenant will promptly quit and surrender the premises broom-clean, in good order and repair, ordinary wear and tear excepted. If tenant is not then in default, tenant may remove from the premises any trade fixtures, equipment, and movable furniture placed in the premises by tenant, whether or not such trade fixtures or equipment are fastened to the building: tenant will not remove any trade fixtures or equipment without landlord's prior written consent if such fixtures or equipment are used in the operation of the building, or if the removal of such fixtures or equipment will result in impairing the structural strength of the building. Whether or not tenant is in default. tenant will remove such alterations, additions, improvements, trade fixtures, equipment, and furniture as landlord has requested in accordance with
Article 14. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions, and improvements on the premises after the end of the term will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, or destroyed, or otherwise disposed of by landlord without written notice to tenant or any other person and without obligation to account for them. Tenant will pay landlord for all expenses incurred in connection with the removal of such property, including but not limited to the cost of repairing any damage to the building or premises caused by the removal of such property. Tenant's obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

ARTICLE 17 - EMINENT DOMAIN

         If all of the premises are taken by exercise of the power of eminent domain (or conveyed by landlord in lieu of such exercise) this Lease will terminate on a date (the "termination date") which is the earlier of the date upon which the condemning authority takes possession of the premises or the date on which title to the premises is vested in the condemning authority. If more than 10% of the rentable area of the premises is so taken, tenant will have the right to cancel this Lease by written notice to landlord given within 20 days after the termination date. If less than 10% of the rentable area of the premises is so taken, or if the tenant does not cancel this Lease according to the proceeding sentence, the monthly rent will be abated in the proportion of the rentable area of the premises so taken to the rentable area of the premises immediately before such taking, and tenant's share will be appropriately recalculated. If 25% or more of the building or the project is so taken, landlord may cancel this Lease by written notice to tenant given within 30 days after the termination date. In the event of any such taking, the entire award will be paid to landlord and tenant will have no right or claim to any part of such award: however, tenant will have the right to assert a claim against the condemning authority in separate action, so long as landlord's award is not otherwise reduced, for tenant's moving expenses and Leasehold improvements owned by tenant.

ARTICLE 18 - DAMAGE AND DESTRUCTION

         18.1 If the premises or the building are damaged by fire or other insured casualty, landlord will give tenant written notice of the time which will be needed to repair such damage, as determined by landlord in its reasonable discretion, and the election (if any) which landlord has made according to this Article 18. Such notice will be given before the 30th day (the "notice date") after the fire or other insured casualty.

         18.2 If the premises or the building are damaged by fire or other insured casualty to an extent which may be repaired within 120 days after the notice date, as reasonably determined by landlord, landlord will promptly begin to repair the damage after the notice date and will diligently pursue the completion of such repair. In that event this Lease will continue to full force and effect except that monthly rent will be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs (the "repair period") based on the proportion of the rentable area of the premises tenant is unable to use during the repair period.

         18.3 If the premises or the building are damaged by fire or other insured casualty to an extent which may be repaired within 120 days after the notice date, as reasonably determined by landlord, then (1) landlord may cancel this Lease as of the date of such damage by written notice given to tenant on or before the notice date or (2) tenant may cancel this Lease as of the date of such damage by written notice given to the landlord within 10 days after landlord's delivery of a written notice that the repairs cannot be made within such 120-day period. If neither landlord nor tenant so elects to cancel this Lease, landlord will diligently proceed to repair the building and premises and monthly rent will be abated on a pro rata basis during the repair period based on the proportion of the rentable area of the premises tenant is unable to use during the repair period.

         18.4     Notwithstanding the provisions of subparagraphs (a), (b), and
(c) above, if the premises or the building are damaged by uninsured casualty, of if the proceeds of insurance are insufficient to pay for the repair of any damage to the premises or the building, landlord will have the option to repair such damage or cancel this Lease as of the date of such casualty by written notice to tenant on or before the notice date.

         18.5 If any such damage by fire or other casualty is the result of the willful conduct or negligence or failure to act of tenant, its agents, contractors, employees, or invitees, there will be no abatement of monthly rent as otherwise provided for in this Article 18. Tenant will have no rights to terminate this Lease on account of any damage to the premises, the building, or the project, except as set forth in this Lease.

ARTICLE 19 -SUBORDINATION

         19.1 General. This Lease and tenant's rights under this Lease are subject and subordinate to any mortgage, deed of trust, or other lien encumbrance (each a "superior lien), together with any renewals, extensions, modifications, consolidations, an replacement of such superior lien now or after the date affecting or placed, charged, or enforced against or all or any portion of the project (except to the extent any such instrument expressly provides that this Lease is superior to such instrument). This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Notwithstanding the foregoing, tenant will execute, acknowledge, and deliver to landlord, within 10 days after written demand by landlord, such documents as may be reasonably requested by landlord or the holder of any superior lien to confirm or effect any such subordination.

         19.2 Attornment and Nondisturbance. Tenant agrees that in the event that any holder of a superior lien succeeds to landlord's interest in the premises, tenant will pay to such holder all rents subsequently payable under this Lease, Further, tenant agrees that in the even of the enforcement by the holder of a superior lien of the remedies provided for by law or by such superior lien, tenant will, upon request of any person or party succeeding to the interest of landlord as a result of such enforcement, automatically become the tenant of and attorn to such successor in interest without change in the terms or provisions of this Lease. Such successor in interest will not be bound by:

         (a) Any payment of rent for more than one month in advance, except prepayments in the nature of security for the performance by tenant of its obligations under this Lease;

         (b) Any claim against landlord arising prior to the date on which such successor in interest succeeded to landlord's interest: or

         (c) Any Security Deposit, except to the extent delivered to such successor in interest.

Upon request by such successor in interest and without cost to landlord or such successor in interest, tenant will, within 10 days after written demand, execute, acknowledge, and deliver an instrument confirming the attornment, so long as such instrument provides that such successor in interest will not disturb tenant in its use of the premises in accordance with this Lease.

ARTICLE 20 - ENTRY BY LANDLORD

         Landlord, its agents, employees, and contractors may enter the premises at any time in response to an emergency and at reasonable hours to:

         (a)      Inspect the premises;

         (b) Exhibit the premises to prospective purchasers, lenders, or tenants during normal business hours;

         (c) Determine whether tenant is complying with all its obligations in this Lease:

         (d) Supply cleaning service and any other service to be provided by landlord to tenant according to this Lease:

         (c)      Post written notices of non-respectability or similar notices;
or

         (f) Make repairs required of landlord under the terms of this Lease or make repairs to any adjoining space or utility services or make repairs, alterations, or improvements to any other portion of the building: however, all such work will be done as promptly as reasonably possible and so as to cause as little interference to tenant as reasonably possible.

Tenant, by this Article 20. waives any claim against landlord, its agents, employees, or contractors for damages for any injury or inconvenience to or interference with tenant's business, any loss of occupancy or quiet enjoyment of the premises, or any other loss occasioned by any entry in accordance with this
Article 20. Tenant shall deliver to Landlord a key with which to unlock all doors in, on, or about the premises (excluding tenant's vaults, safes, and similar areas designated in writing by tenant in advance). Landlord will have the right to use any and all means landlord may deem proper to open doors in and to the premises in an emergency in order to obtain entry to the premises, provided that landlord will promptly repair any damages caused by any forced entry. Any entry to the premises by landlord in accordance with this Article 20 will not be construed or deemed to be a forcible or unlawful entry into or a detainer of the premises or an eviction, actual or constructive, of tenant from the premises or any portion of the premises, nor will any such entry entitle tenant to damages or an abatement of monthly rent, additional rent, or other charges that this Lease requires tenant to pay.

ARTICLE 21 - INDEMNIFICATION, WAIVER, AND RELEASE

         21.1 Indemnification. Except for any injury or damage to persons or property on the premises that is proximately caused by or results proximately from the gross negligence or willful misconduct of landlord, its employees, or agents, and subject to the provisions of Section 6.4. tenant will neither hold nor attempt to hold landlord, its employees, or agents liable for and tenant will indemnify and hold harmless landlord, its employees, and agents from and against, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), liabilities, judgments, and expenses (including without limitation reasonable attorneys' fees) incurred in connection with or arising from:

         (a) the use or occupancy or manner of use or occupancy of the premises by tenant or any person claiming under tenant:

         (b) any activity, work, or thing done or permitted by tenant in or about the premises, the building, or the project:

         (c) any breach by tenant or its employees, agents, contractors, or invitees of this Lease: and

         (d) any injury or damage to the person, property, or business of tenant, its employees, agents, contractors, or invitees entering upon the premises under the express or implied invitation of tenant.

         If any action or proceeding is brought against landlord, its employees, or agents by reason of any such claim for which tenant has indemnified landlord, tenant, upon written notice from landlord, will defend the same at tenant's expense, with counsel reasonably satisfactory to landlord.

         21.2 Waiver and Release. Tenant and Landlord, as a material part of the consideration to the other for this Lease, by this Section 21.2 waives and releases all claims against each other, its employees, and agents with respect to all matters for which landlord and tenant has disclaimed liability pursuant to the provisions of this Lease.

ARTICLE 22 - SECURITY DEPOSIT

         Tenant has deposited the security deposit with landlord as security for the full, faithful, and timely performance of every provision of this Lease to be performed by tenant. If tenant defaults with respect to any provision of this Lease, including but no limited to the provisions relating to the payment of rent, landlord may use, apply, or retain all or any part of the security deposit for the payment of any rent, or any other sum in default, or for the payment of any other amount landlord may spend or become obligated to spend by reason of tenant's default, or to compensate landlord for any other loss of damage landlord may suffer by reason of tenant's default. If any portion of the security deposit is so used, applied, or retained, tenant will within 5 days after written demand deposit cash with landlord in an amount sufficient to restore the security deposit to its original amount. Landlord will not be required to keep the security deposit separate from its general funds, and tenant will not be entitled to interest on the security deposit. The security deposit will not be deemed a limitation on landlord's damages or a payment of liquidated damages or a payment of the monthly rent due for the last month of the term. If tenant fully, faithfully, and timely performs every provision of this Lease to be performed by it, the security deposit or any balance of the security deposit will be returned to tenant within 60 days after the expiration of the term. Landlord may deliver the funds deposited under this Lease by tenant to the purchaser of the building in the event the building is sold, and after such time landlord will have no further liability to tenant with respect to the security deposit.

ARTICLE 23 - QUITE ENJOYMENT

         Landlord covenants and agrees with tenant that so long as tenant pays the rent and observes and performs all the terms, covenants, and condition of this Lease on tenant's part to be observed and performed, tenant may peaceably and quietly enjoy the premises subject, nevertheless, to the terms and conditions of this Lease, and tenant's possessions will not be disturbed by anyone claiming by, through, or under landlord.

ARTICLE 24 - EFFECT OF SALE

         A sale, conveyance, or assignment of the building or the project will operate to release landlord from liability from and after the effective date of such sale, conveyance, or assignment upon all of the covenants, terms, and conditions of this Lease, express or implied, except those liabilities that arose prior to such effective date, and, after the effective date of such sale, conveyance, or assignment, tenant will look solely to landlord's successor in interest in and to this Lease. This Lease will not be affected by any such sale, conveyance, or assignment, and tenant will attorn to landlord's successor in interest to this Lease, so long as such successor in interest assumes landlord's obligations under the Lease from and after such effective date.

ARTICLE 25 - DEFAULT

         25.1 Events of Default. The following events are referred to, collectively, as "events of default" or, individually, as an "event of default":

         (a) Tenant fails to make in the due and punctual payment of rent, and such failure continues for 5 days after written notice from landlord: however, tenant will not be entitled to more than 1 written notice for monetary defaults during any 12-month period, and if after such written notice any rent is not paid when due, an event of default will be considered to have occurred without further notice;

         (b)      Tenant vacates or abandons the premises;

         (c) This Lease or the premises or any part of the premises are taken upon execution or by other process of law directed against tenant, or are taken upon or subject to any attachment by any creditor of tenant or claimant against tenant, and said attachment is not discharged or disposed of within 15 days after its levy;

         (d) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United Slates or under any insolvency act of any stale, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

         (e) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of tenant are instituted against tenant, or a receiver or trustee is appointed for all or substantially all of the property of tenant, and such proceedings is not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment:

         (f) Tenant fails to take possession of the premises on the commencement date of the term; or

         (g) Tenant breaches any of the other agreements, terms, covenants, or conditions that this Lease requires tenant to perform, and such breach continues for a period of 30 days after written notice from landlord to tenant or, if such breach cannot be cured reasonably within such 30-day period, if tenant fails to diligently commence to cure such breach within 30 days after written notice from landlord and to complete such cure within a reasonable time thereafter.

         25.2 Landlord's Remedies. If any one or more events of default set forth in Section 25.1 occurs, then landlord has the right at its election:

         (a) To give tenant written notice of landlord's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case tenant's right to possession of the premises will cease and this Lease will be terminated, except as to tenant's liability, as if the expiration of the term fixed in such notice were the end of the term;

         (b) Without further demand or notice, to reenter and take possession of the premises or any part of the premises, repossess the same, expel tenant and those claiming through or under tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of monthly rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions: or

         (c) Without further demand or notice to cure any event of default and to charge tenant for the cost of effecting such cure, including without limitation reasonable attorneys' fees and interest on the amount so advanced at the rate set forth in Section 26.18, provided that landlord will have no obligation to cure any such event of default of tenant.

Should landlord elect to reenter as provided in subsection (b), or should landlord taken possession pursuant to legal proceedings or pursuant to any notice provided by law, landlord may, from time to time, without terminating this Lease, relet the premises or any part of the premises in landlord's or tenant's name, but for the account of tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the premises) as landlord, in its reasonable discretion, may determine, and landlord may collect and receive the rent. Landlord will in no way be responsible or liable for any failure to relet the premises, or any part of the premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the premises by landlord will be construed as an election on landlord's part to terminate this Lease unless a written notice of such intention is given to tenant. No written notice from landlord under this Section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving tenant such written notice in which event this Lease will terminate as specified in such notice.

         25.3 Certain Damages. If that landlord does not elect to terminate this Lease as permitted in Section 25.2(a), but on the contrary elects to take possession as provided in Section 25.2(b), tenant will pay to landlord monthly rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the premises after deducting all of landlord's reasonable expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting. If, in connection with any reletting, the new Lease term extends beyond the existing term, or the premises covered by such new Lease include other premises not part of the premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Section will be made in determining the net proceeds from such reletting, and any rent concession will be equally apportioned over the term of the new Lease. Tenant will pay such rent and other sums to landlord monthly on the day on which the monthly rent would have been payable under this Lease if possession had not been retaken, and landlord will be entitled to receive such rent and other sums from tenant on each such day.

         25.4 Continuing Liability After Termination. If this Lease is terminated on account of the occurrence of an event of default, tenant will remain liable to landlord for damages in an amount equal to monthly rent and other amounts that would have been owing by tenant for the balance of the term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the premises by landlord subsequent to such termination, after deducting all of landlord's expenses in connection with such reletting, including without limitation the expenses enumerated in Section 25.3. Landlord will be entitled to collect such damages from tenant monthly on the day on which monthly rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and landlord will be entitled to receive such monthly rent and other amounts from tenant on each such day. Alternatively, at the option of landlord, if this Lease is so terminated, landlord will be entitled to recover from tenant as damages and not as a penalty:

         (a) The worth at the time of award of the unpaid rent that had been earned at the time of termination;

         (b) The worth at the time of award of the amount by which the unpaid rent for the balance of the term of this Lease (had the same not been so terminated by landlord) after the time of award exceeds the amount of such rental loss that tenant proves could be reasonably avoided:

         (c) Any other amount necessary to compensate landlord for all the detriment proximately caused by tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The "worth at the time of award" of the amounts referred to in clause (a) is computed by adding interest at the per annum interest rate described in 26.18 on the date on which this Lease is terminated from the date of termination until the time of the award. The "worth at the time of award" of the amount referred to in clause (b) above is computed by discounting such amount at the rate of 12%.

         25.5 Cumulative Remedies. Any suit or suits for the recovery of the amounts and damages set forth in Sections 25.3 and 25.4 may be brought by landlord, from time to time, at landlord's election, and nothing in this Lease will be deemed to require landlord to await the date upon which this Lease or the term would have expired had there occurred no event of default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Lease date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Lease date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by landlord of any or all other rights or remedies provided for in this Lease or now or after the Lease date existing at law or in equity or by statute or otherwise. All costs incurred by landlord in collecting any amounts and damages owing by tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by landlord, will also be recoverable by landlord from tenant.

         25.6 Waiver of Redemption. Tenant waives any right of redemption arising as a result of landlord's exercise of its remedies under this Article 25.

ARTICLE 26 - MISCELLANEOUS

         26.1 Joint and Several Liability. If tenant is composed of more than one party, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease. The act of written notice to or from, refund to, or signature of any such signatory to this Lease (including without limitation modifications of this Lease made by fewer than all such signatories) will bind every other signatory as though every other signatory had so acted, or received or given the written notice or refund, or signed.

         26.2 No Construction Against Drafting Party. Landlord and tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against landlord merely because landlord has prepared it.

         26.3 Time of the Essence. Time is of the essence of each and every provision of this Lease.

         26.4 No Recordation. Tenant's recordation of this Lease or any memorandum or short form of it will be void and a default under this Lease.

         26.5 No Waiver. The waiver by landlord of any agreement, condition, or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease. The subsequent acceptance of rent by landlord will not be deemed to be a waiver of any preceding breach by tenant of any agreement, condition, or provision of this Lease, other than the failure of tenant to pay the particular rent so accepted, regardless of landlord's knowledge of such preceding breach at the time of acceptance of such rent.

         26.6 Limitation on Recourse. Tenant specifically agrees to look solely to landlord's interest in the project for the recovery of any judgments from landlord. It is agreed that landlord (and its members officers, directors, and employees) will not be personally liable for any such judgments. The provisions contained in the preceding sentences are not intended to and will not limit any right that tenant might otherwise have to obtain injunctive relief against landlord or relief in any suit or action in connection with enforcement or collection of amounts that may become owing or payable under or on account of insurance maintained by landlord.

         26.7 Estoppel Certificates. At any time, but within 10 days after prior written request by landlord, tenant will execute, acknowledge, and deliver to landlord, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification; (b) the date, if any, to which rent and other sums payable under this Lease have been paid; (c) that no written notice of any default has been delivered to landlord which default has not been cured, except as to defaults specified in said certificate: (d) that there is no event of default under this Lease or an event which, with notice or the passage of time, or both, would result in an event of default under this Lease, except for defaults specified in said certificate; and (e) such other matters as may be reasonably requested by landlord. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgage or beneficiary under any deed of trust of the project. Tenant's failure to deliver such a certificate within such time will be conclusive evidence of the matters set forth in it.

         26.8 Waiver of Jury Trial. Landlord and tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of in any way connected with this Lease, the relationship of landlord and tenant, tenant's use or occupancy of the premises, or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.

         26.9 Holding Over. Tenant will have no right to remain in possession of all or any part of the premises after the expiration of the term. If tenant remains in possession of all or any part of the premises after the expiration of the term, with the express or implied consent of the landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only;
(b) such tenancy will not constitute a renewal or extension of this Lease for any further term: and (c) such tenancy may be terminated by landlord upon the earlier of 30 days' prior written notice or the earliest date permitted by law. In such event, monthly rent will be increased to an amount equal to 125% for the first sixty (60) days of the holdover then 151% thereafter of the monthly rent payable during the last month of the term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease.

         26.10 Notices. Any notice required under this Lease must be in writing and will be deemed to have been given when personally delivered, sent by facsimile with receipt acknowledged, deposited with any nationally recognized overnight, carrier that routinely issues receipts, or deposited in any depository regularly maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended all its address set forth in Article 1. Landlord or Tenant may change its address for purposes of receipt of any such notice by giving the other party written notice pursuant to this section.

         26.11 Severability. If any provision of this Lease proves to be illegal, invalid, or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         26.12 Written Amendment Required. No amendment, alteration, modification of, or addition to the Lease will be valid or binding unless expressed in writing and signed by landlord and tenant. Tenant agrees to make any modifications of the terms and provisions of this Lease required or requested by any lending institution providing financing for the building, or project, as the case may be, provided that no such modifications will materially adversely affect tenant's rights and obligations (including rent or additional rent) under this Lease.

         26.13 Entire Agreement. This Lease and exhibits contains the entire agreement between landlord and tenant. No promises or representations, except as contained in this Lease, have been made to tenant.

         26.14 Notice of Landlord's Default. In the event of any alleged default in the obligation of landlord under this Lease, tenant will deliver to landlord written notice listing the reasons for landlord's default and landlord will have 30 days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within a 30-day period, to commence action and proceed diligently to cure such alleged default. A copy of such notice to landlord will be sent to any holder of a mortgage or other encumbrance on the building or project of which tenant has been notified in writing, and any such holder will also have the same time periods to cure such alleged default.

         26.15 Authority. Tenant and the party executing this Lease on behalf of tenant represent to landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to landlord a resolution or similar document to that effect.

         26.16 Brokers. Landlord and tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the premises except that broker named in Article
1. Landlord will pay fees or commissions due the broker listed in Article 1. Tenant and Landlord will indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom has consulted or negotiated with regard to the premises except the broker.

         26.17 Governing Law. This Lease will be governed by the laws of the State of Maryland.

         26.18 Late Payments. Any rent that is not paid when due will accrue interest at the rate of 12% per annum from the date on which it was due until the date on which it is paid in full with accrued interest.

         26.19 Tax Credits. Landlord is entitled to claim all tax credits and depreciation attributable to Leasehold improvements in the premises. Promptly after landlord's demand, landlord and tenant will prepare a detailed list of the Leasehold improvements and Fixtures and their respective costs for which landlord or tenant has paid. Landlord will be entitled to all credits and depreciation for those items for which landlord has paid by means of any tenant finish allowance or otherwise. Tenant will be entitled to any tax credits and depreciation for all items for which tenant has paid with funds not provided by landlord.

         26.20 Landlord's Fees. Whenever tenant requests landlord to take any action or give any consent required or permitted under this Lease, tenant will reimburse landlord for all of landlord's reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within 30 days after landlord's delivery to tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether landlord consents to any such proposed action.

         26.21 Tenant shall have the right to place a sign on the exterior of the building. Said design of sign and method of installations shall be approved by Landlord prior to installation. Tenant shall secure any necessary permits required by Montgomery County. Also Tenant shall remove said sign upon termination of the lease and repair any holes or markings to the Landlord's satisfaction.

         26.22 Landlord shall provide Tenant with a Subordination, Non-Disturbance and Attornment Agreement from Landlord's lender.

         26.23 Provided that Tenant is not in default under any of the terms and conditions of this Lease, Tenant shall have the one time right to terminate the lease at the end of the third and fourth lease year by providing six (6) months prior written notice to Landlord. Tenant shall pay a termination fee equal to all unamortized fit-up costs and commissions ninety (90) days prior to the end of the lease year in which tenant terminates.

         26.24 Tenant shall have the right to place small antennas on the roof in an area to be mutually agreed upon between Landlord and Tenant. Any roof penetrations shall be done by a roof contractor approved by Landlord prior to such work commencing. Landlord shall not be responsible for any equipment placed on the roof.

         26.25 Tenant shall not be liable for any claim or loss incurred by the Landlord for any incidental, indirect, special, consequential or exemplary damages.

         26.26 Provided that the Tenant is not in default under any of the terms and conditions of this Lease. Tenant shall have the right to extend the Lease Term to Landlord for two (2) years by providing written notice to Landlord six (6) months prior to the end of the fifth year. Should tenant exercise this option all the terms of the Lease shall apply and the rent shall be escalated as described in paragraph 1(h).

         26.27 Binding Effect. The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of landlord and tenant and their respective heirs, distributes, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

WITNESS:                          WISTERIA OFFICE PARK
                                  LIMITED LIABILITY COMPANY

/s/ TERRY SPRINGER                By: /s/ ALIN SPRINGER
-----------------------               -----------------------

                                  TENANT:

                                  DYNAMIC TELECOMMUNICATIONS, INC., A MARYLAND
                                                  CORPORATION

/s/ PAUL A. KLINE                 By: /s/ LAWRENCE W. SWIFT
-----------------------               -----------------------

                            FIRST AMENDMENT TO LEASE



     THIS FIRST AMENDMENT TO LEASE (the "Amendment") is made as of this __ day of January, 1999 by and between WISTERIA OFFICE PARK LLC (the "Landlord") and DYNAMIC TELECOMMUNICATIONS, INC. (the "Tenant").

     WHEREAS, a Lease dated October 19, 1998 (the "Lease") was entered into between Landlord and Tenant for the leasing of 4,750 square feet on the third floor of 12810 Wisteria Drive in Germantown, Maryland 20874.

     WHEREAS, it is the desire of the parties to further amend this lease;

     NOW, THEREFORE: In consideration of the premises made herein and other good and valuable consideration, Landlord and Tenant agree that the Lease shall be and is hereby modified as follows:

     1. Article 1. Term shall be modified to commence January 1, 1999 and expire December 31, 2004.

     2. All other terms, covenants, provisions and conditions of the Lease remain unchanged and are hereby ratified.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands.

ATTEST: FOR TENANT                             LANDLORD:

                                               Wisteria Office Park LLC

PAUL A. KLINE                                  By: /s/ ALIN SPRINGER
------------------------                          --------------------------


ATTEST: FOR LANDLORD                           TENANT:

                                               Dynamic Telecommunications, Inc.

TERRY SPRINGER                                 By: /s/ LAWRENCE W. SWIFT
------------------------                          --------------------------

                           SECOND AMENDMENT TO LEASE


     THIS SECOND AMENDMENT (the "Amendment") to Lease is made as of this 30th day of June, 1999, by and between WISTERIA OFFICE PARK LLC (the "Landlord") and DYNAMIC TELECOMMUNICATIONS, INC. (the "Tenant").

     WHEREAS, a Lease dated October 19, 1998 (the "Lease") was entered into between Landlord and Tenant, as amended January 27, 1999, for the leasing of 4,750 square feet on the third floor at 12810 Wisteria Drive, Germantown, Maryland.

     WHEREAS, Landlord agrees to lease to Tenant approximately 825 square feet of additional space within the building on the second floor as shown on the drawing attached hereto (the "Additional Space");

     NOW, THEREFORE: In consideration of the premises made herein and other good and valuable consideration, Landlord and Tenant agree that the Lease shall be and is hereby modified as follows:

     1. Article 1 - "Definitions" shall be modified to read as follows:

        (h) Monthly Rent:  $8,455.42 per month,

        (j) Premises: The premises shown on Exhibit "A" to this lease, known as Suite 300 and Suite 203

        (n) Rentable Area of the Premises: Approximately 5,575 square feet consisting of 4,750 square feet on the third floor and 825 square feet on the second floor.

        (o) Security Deposit: $8,455.42

     2. Term. The Term of the Lease of the Additional Space shall commence on July 15, 1999 and shall be co-terminus with the original space as provided in said Article 1 of the Lease.

     3. All other terms, covenants, provisions and conditions of the Lease remain unchanged and are hereby ratified.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their Hands.


ATTEST:                                      LANDLORD:


                                             Wisteria Office Park LLC

EUGENE CARLIN                                By: /s/ ALIN SPRINGER
------------------------                        --------------------------------


ATTEST:                                      TENANT:


                                             Dynamic Telecommunications, Inc.

                                             LAWRENCE W. SWIFT
------------------------                     --------------------------------

                            THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT (the "Amendment") to Lease entered into June 10, 2002, by and between WISTERIA OFFICE PARK, LLC (the "Landlord") and DYNAMIC TELECOMMUNICATIONS, INC. (the "Tenant").

WHEREAS, A Lease dated October 19, 1998 (First Amendment, the "Lease") was entered into between Landlord and Tenant, as amended January 27, 1999, for the leasing of 4,750 square feet on the third floor at 12810 Wisteria Drive, Germantown, Maryland.

WHEREAS, Landlord agreed to lease (Second Amendment to Lease, June 30, 1999) to Tenant approximately 825 square feet of additional space within the building on the second floor as shown on the drawing attached hereto (the "Additional Space").

NOW THEREFORE, Landlord agrees to lease (Third Amendment to Lease, August 1,
2002) to Tenant approximately 1860 square feet of additional space within the building on the second floor (Now known as the Enercon space.) as shown on the drawing attached.

NOW, THEREFORE: In consideration of the premises made herein and other goods and valuable consideration, Landlord and Tenant agree that the Lease shall be and is herby modified as follows.

1.       ARTICLE 1- "DEFINITIONS" shall be modified to read as follows:

         (h)      Monthly Rent: $ 11,988.94

         (j)      Premises: The premises shown on Exhibit "A" to this lease, known as Suite 300, suite 202 and suite 200.

         (n) Rentable area of the Premises: Approximately 7,435 square feet consisting of 4,750 square feet on the third floor, and approximately 2685 square feet on the second floor.

         (o)      Security deposit: $11,988.94

2. TERM: The Term of the Lease of the additional space along with the existing rented space shall commence on August 1, 2002 and be terminated on August 1, 2007, (5 years). Tenant shall accept and continue to occupy suites (Second floor suites 200 and 202, third floor suite 300) in its "AS IS" condition, and Landlord shall have no responsibility to perform any work( tenant improvements or other work). It is understood and agreed that Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in any of the above mentioned suites, or contribute any tenant allowances in connection with any such alterations, decorations, additions or improvements which Tenant, in accordance with the provisions of the Lease, may elect to make.

           TERMINATION TERM:( Amended to paragraph 26.23 of the LEASE). Provided that Tenant is not in default under any of the terms and conditions of the original LEASE. Tenant shall have the one time right to terminate the lease at the end of the third (3) lease year by providing six (6) months prior written notice to Landlord. Tenant shall pay to Landlord a termination fee of a lump sum of One hundred thirty five thousand dollars ($135,000.00).

3. Estimated CAM charges pro rated share monthly total $603.49 with yearly cap of 6% only on all "controllable costs".

4. Tenant shall have the first right of refusal for any additional space in said building.

5. All other terms, covenants, provisions and conditions of the LEASE remain unchanged and are hereby ratified.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their Hands.

ATTEST:                                      LANDLORD:
for Landlord                                 Wisteria Office Park LLC

/s/ ROYLE KIDWELL                               By: /s/ ALIN SPRINGER
-----------------------                            -----------------------

ATTEST:                                      TENANT:
for Tenant                                   Dynamic Telecommunications, Inc.

/s/ JEFF LAZZURI                             By: /s/ LAWRENCE W. SWIFT
-----------------------                          -----------------------

                                  [FLOOR PLAN]

                            FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT (the "Amendment") to Lease entered into June 10, 2002, by and between WISTERIA OFFICE PARK LLC (the "Landlord") and PCTEL MARYLAND, INC. d/b/a/ DYNAMIC TELECOMMUNICATIONS, (the "Tenant").

WHEREAS, A Lease dated October 19, 1998 (First Amendment, the "Lease") was entered into between Landlord and Tenant, as amended January 27, 1999, for the leasing of 4,750 square feet on the third floor at 12810 Wisteria Drive, Germantown, Maryland.

WHEREAS, Landlord agreed to lease (Second Amendment to Lease, June 30, 1999) to Tenant approximately 825 square feet of additional space within the building on the second floor as shown on the drawing attached hereto (the "Additional Space").

WHEREAS, Landlord agreed to lease (Third Amendment to Lease, August 1, 2002) to Tenant approximately 1860 square feet of additional space within the building on the second floor (Now known as the Enercon space.) as shown on the drawing attached.

NOW THEREFORE: Landlord agrees to lease (Fourth Amendment to Lease, October 1,
2003) to Tenant approximately 1700 square feet of additional space within the building on the second floor (Now known as the Kira space) as shown on the drawing attached

NOW, THEREFORE: In consideration of the premises made herein and other goods and valuable consideration, Landlord and Tenant agree that the Lease shall be and is herby modified as follows.

1.       ARTICLE 1- "DEFINITIONS" shall be modified to read as follows:

         (h)      Monthly Rent: $14,730.18

         (j) Premises: The premises shown on Exhibit "A" to this lease, known as Suite 300, Suite 202, 200 and 201.

         (n) Rentable area of the Premises: Approximately 9135 square feet consisting of 4,750 square feet on the third floor, and approximately 4385 square feet on the second floor.

         (o)      Security deposit: $ 14,730.18 (total)

2. TERM: The Term of the Lease of the additional space along with the existing rented space shall commence on October 1, 2003 and be terminated on August 1, 2007. (4 years). Tenant shall accept and continue to occupy suites (Second floor suites 200, 201 and 202, third floor suite 300) in its "AS IS" condition, and Landlord shall have no responsibility to perform any work (tenant improvements or other work). It is understood and agreed that Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in any of the above mentioned suites, or contribute any tenant allowances in connection with any such alterations, decorations, additions or improvements which Tenant, in accordance with the provisions of the Lease, may elect to make.

         TERMINATION TERM:( Amended to paragraph 26.23 of the LEASE). Provided that Tenant is not in default under any of the terms and conditions of the original LEASE. Tenant shall have the one time right to terminate the lease at the end of the third (3) lease year by providing six (6) months prior written notice to Landlord. Tenant shall pay to Landlord a termination fee of a lump sum of One hundred ninety thousand dollars ($ 190,000.00).

3. Estimated CAM charges pro rated share monthly total $848.82 with yearly cap of 6% only on all "controllable costs".

4. Tenant shall have the first right of refusal for any additional space in said building.

5. All other terms, covenants, provisions and conditions of the LEASE remain unchanged and are hereby ratified.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their Hands.

ATTEST:                                    LANDLORD:
for Landlord                                   Wisteria Office Park LLC

/s/ ROYLE KIDWELL                               By: /s/ ALIN SPRINGER
-----------------------                            -----------------------

ATTEST:                                      TENANT: PCTEL MARYLAND, INC. DBA
for Tenant                                 DYNAMIC TELECOMMUNICATIONS,

                                                By: /s/ LAWRENCE W. SWIFT
-----------------------                            -----------------------